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Exhibit 32

Cummins Inc.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Cummins Inc. (the "Company") on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Theodore M. Solso, Chairman and Chief Executive Officer of the Company, and Jean S. Blackwell, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2004	/s/ THEODORE M. SOLSO Theodore M. Solso Chairman and Chief Executive Officer
March 25, 2004	/s/ JEAN S. BLACKWELL Jean S. Blackwell Vice President and Chief Financial Officer

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  Exhibit 32
Cummins Inc. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO